UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF FLORIDA
                           (WEST PALM BEACH DIVISION)


In re:                              )        CHAPTER 11

EMPIRE OF CAROLINA, INC., and       )       Case Nos.  00-35179

EMPIRE INDUSTRIES, INC.,            )       and 00-35180-BKC-PGH

         Debtors                    )        (Jointly Administered)

                                    )


                   ORDER GRANTING DEBTORS' EMERGENCY MOTION TO
                  SELL SUBSTANTIALLY ALL OF THEIR ASSETS AND TO
                   ASSUME AND ASSIGN EXECUTORY CONTRACTS; AND
                             PROVIDING OTHER RELIEF


         THIS MATTER came before the Court for final hearing in West Palm Beach, Florida on June 27, 2001 at 10:30 a.m. upon the Emergency Motion (the "Sale Motion") of Empire of Carolina, Inc. and Empire Industries, Inc. (collectively, the "Debtors") to: (A) Sell Substantially All of Their Assets; (B) Assume and Assign Executory Contracts; (C) Establish Bidding and Sales Procedures; and (D) Approve Break-Up Fee; and on June 1, 2001 at the preliminary hearing (the "Preliminary Hearing"), the Court entered an Order (the "Bidding Procedures Order") that, among other things, (i) scheduled the Final Sale Hearing1 for June 27, 2001 at 10:30 a.m. (or as soon thereafter as the matter could be heard);
(ii) required that any objection to the Asset Sale (as defined below) be filed with the Court and served on specified counsel not later than two (2) days prior to the Final Sale Hearing; (iii) established bidding procedures for Competing Bids and/or Partial Competing Bids relating to the proposed sale of the Toy Assets (including, as modified at the Preliminary Hearing, the HK Stock) and assignment of the Toy Licenses and other executory contracts and unexpired leases to the Purchaser as contemplated in the Sale Motion and the Asset

Purchase Agreement (such sale and assignment collectively referred to as the "Asset Sale"); (iv) approved the Break-Up Fee; and (v) set. forth the required notice of the Asset Sale and the Final Sale Hearing to be given to interested parties; and the Court, upon consideration of the Sale Motion (and the exhibits attached thereto) and the presentation of evidence, having considered the limited objections filed by General Foam Plastics Corporation ("General Foam")2 and the Palm Beach County Tax Collector's Office, and after hearing the arguments of counsel at the Preliminary Hearing and the Final Sale Hearing and otherwise being duly advised in the premises, and upon finding that due notice of the Sale Motion, the Bidding Procedures Order and the Final Sale Hearing has been given to all required parties in accordance with applicable law and the Bidding Procedures Order and that no other or further notice need be given, that the best offer for the Asset Sale in accordance with the terms as conditions set forth in the Bidding Procedures Order was received from Alpha International, Inc. (the "Purchaser") for the Purchase Price of $6,250,000.00 and other consideration as set forth in the Asset Purchase Agreement, and that the relief sought by the Debtors in the Sale Motion is necessary and in the best interests of the Debtors' creditors and their estates and other parties in interest and that sufficient cause exists for granting the relief sought in the Sale Motion (Lanard Toys Limited ("Lanard") submitted a timely conforming competing bid in accordance with the Bidding Procedures Order. At the conclusion of the sale, Lanard agreed to serve as a back-up bidder and to proceed with a closing of the transactions contemplated by the Asset Purchase Agreement which Lanard signed in open Court at the Final Sale Hearing for a purchase price of $5,200,000.00, at the election of the Lenders and the Debtors. If Alpha International, Inc. fails to close when and as required by the Asset Purchase Agreement and the Lenders and the Debtors elect to proceed to close with Lanard, then Lanard shall be deemed to be the "Purchaser" as such term is defined in this Order);

         THE COURT HEREBY FINDS AND DETERMINES that:3

         A. The Court has jurisdiction over this matter pursuant to 28 U.S.C.ss.1334, and this matter is a core proceeding pursuant to 28 U.S.C.ss.ss.157(b)(2)(A), (N) and (O). Venue in this district is proper under 28 U.S.C.ss.ss.1408 and 1409;

         B. The statutory and other predicates for the relief sought in the Sale Motion are 11 U.S.C.ss.ss. 105(a), 363 and 365, Federal Rules of Bankruptcy Procedure 2002, 6004 and 6006, and Local Rules 6004-1 and 9013-1;

         C. As evidenced by the affidavits and/or certificates of service and publication on file with the Court: (1) proper, timely, adequate and sufficient notice of the Sale Motion, the Preliminary Hearing, the Asset Sale, the Bidding Procedures Order and the Final Sale Hearing has been provided to all parties entitled to such notice and in accordance with applicable law and the Bidding Procedures Order; (2) such notice was good, sufficient and appropriate notice under the particular circumstances of this case; and (3) no other or further notice is or shall be required in order for the Court to grant the relief provided herein;

         D. On November 17, 2000 (the "Petition Date"), the Debtors filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code. The Debtors' cases are being jointly administered for procedural purposes only. The Debtors are managing their assets and operating their businesses as debtors-in-possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code, no trustee or examiner having been appointed. On December 1, 2000, the Committee was appointed and thereafter reconstituted on December 12, 2000. The Committee is represented by counsel, whose retention has been approved by the Court;

         E. A fair and reasonable opportunity to Object and to be heard regarding the Sale Motion, the Asset Sale and the relief related thereto has been afforded to all interested persons and entities, including, without limitation, the following: (i) the Office of the United States Trustee; (ii) Counsel to the Committee; (iii) Counsel for the Lenders; (iv) Counsel for the Purchaser; (v) all non-debtor parties to the executory contracts to be assumed by the Debtors and assigned to the Purchaser; and (vi) all known entities which have expressed a bonafide interest to the Debtors regarding the purchase of any assets of the Debtors or its subsidiaries in the past two years;

         F. The Debtors have demonstrated (a) a good, sufficient and sound business purpose and justification for the Asset Sale, and (b) compelling circumstances for the Asset Sale pursuant to 11 U.S.C. ss.ss. 105(a), 363(b) and 365(a) prior to, and outside of, a plan of reorganization in that, without limitation: (i) the Debtors believe that the Toy Assets, the HK Stock and the Toy Licenses have been marketed extensively and that customers and vendors will essentially stop doing business with the Debtors in the near future unless a sale occurs to a viable purchaser; (ii) unless the Asset Sale is quickly approved by the Court, the Purchaser will withdraw the Asset Purchase Agreement and the Toy Licensors will see that the Asset Sale does not go forward; (iii) unless the Asset Sale is quickly approved, by the Court, it is unlikely that the Toy Licensors will extend the terms of the Toy Licenses, and the Toy Licensors will begin looking for alternative licensees, and customers of the Debtors will begin looking for alternative sources of supply in connection with placing future orders; (iv) the Purchase Price is the highest and best bid for the Toy Assets, the HK Stock and the Toy Licenses following a fair opportunity for Competing Bids (including Partial Competing Bids) and after the Debtors have marketed these assets in the past; (v) the consummation of the Asset Sale presents the best opportunity for the Debtors to realize the value of the Toy

Assets, the HK Stock and the Toy Licenses and to avoid devaluation thereof; (vi) the Debtors' being subject to their insurance coverages expiring on July 1, 2001; and (vii) the Debtors' post-petition financing will most likely expire on July 13, 2001 and it is unlikely that the Lenders will extend this financing and preserve the opportunity for a "going concern" sale of the Toy Assets and the HK Stock, and the assignment of the Toy Licenses, if the Asset Sale to Purchaser is not consummated;

         G. The highest and best cash bid timely submitted in accordance with the Sale Motion and the Bidding Procedures Order was submitted by the Purchaser in the amount of the Purchase Price and other consideration as set forth in the Asset Purchase Agreement. The other terms and conditions of the Asset Sale are set forth more fully in the Sale Motion and the Asset Purchase Agreement. The Purchase Price is the best offer received by the Debtors after a period in which prospective purchasers had ample opportunity to seek relevant information from the Debtors and to enter into discussions or negotiations with the Debtors concerning the Asset Sale, and the Purchase Price and the other terms of the Asset Purchase Agreement are fair and reasonable and in the best interests of the Debtors, their creditors, and their estates, and the Purchase Price constitutes fair and adequate consideration and reasonably equivalent value for the Toy Assets, HK Stock and the assignment of the Toy Licenses;

         H. The Debtors are the sole and lawful owners of the Toy Assets and the HK Stock and have good and marketable title to same, and subject to this Order, the Debtors have the right and authority to convey the Toy Assets and the HK Stock, and to assign the Toy Licenses and the other executory contracts and unexpired leases identified in the Asset Purchase Agreement, to the Purchaser (including, without limitation, assumption of the leases for the Debtors' New York City showroom and Delray Beach, Florida offices);

         I. With respect to the Asset Sale, Purchaser is a good-faith purchaser pursuant to Section 363(m) of the Bankruptcy Code, and Purchaser will be acting in good-faith in closing the Asset Sale at any time after the entry of this Order. The Purchaser is not an "insider" of the Debtors as defined in 11 U.S.C. ss. 101, and the Purchase Price was negotiated in good-faith, from arm's length bargaining positions, without collusion and after extensive negotiations between Purchaser, the Debtors' Consultant and the Debtors' Lenders. Therefore, the Purchaser is entitled to the protections of 11 U.S.C. ss. 363(m) with respect to the Toy Assets, the HK Stock and the assignment of the Toy Licenses. The Asset Sale is a sale in good-faith within the meaning of 11 U.S.C. ss. 363(m);

         J. The Debtors' sale of the Toy Assets and the HK Stock shall be free and clear of any and all claims, liens and encumbrances pursuant to 11 U.S.C. ss. 363(1) because one or more of the standards set forth in 11 U.S.C. ss. 363(f)(l)-(5) has been satisfied. All holders of any such claim, lien or encumbrance who did not object, or who withdrew their objections, to the Asset Sale or to the Sale Motion are deemed to have consented pursuant to section 363(f)(2) of the Bankruptcy Code. Further, any holder of any such claim, lien or encumbrance who did object falls within one or more of the other subsections of section 363(f) of the Bankruptcy Code;

         K. No asset is included in the Asset Sale to the extent that another party has a lien, encumbrance or fee interest that is duly perfected and senior in right to the liens of the Lenders and the Debtors;

         L. The transfer of the Toy Assets and the HK Stock, and the assignment of the Toy Licenses, is or will be a legal, valid and effective transfer and/or assignment or those assets, and will vest the Purchaser with all rights, title and interest of the Debtors in and to those assets, free and clear of any and all claims, liens and encumbrances, except any such claims, liens and encumbrances as may be expressly assumed by the Purchaser in the Asset Purchase Agreement;

         M. The transfer of the Toy Assets and the HK Stock, and the assignment of the Toy Licenses, does not and will not subject the Purchaser to any liability relating to, or otherwise affecting those assets, by reason of such transfer, other than those liabilities expressly assumed in the Asset Purchase Agreement, and provided that Purchaser will assume the risk of potential trailing liabilities to Hong Kong current vendors to Empire HK, as well as the risk of any liabilities under Hong Kong law to employees of Empire HK, as that subsidiary is wound up or deregistered;

         N. Any and all Toy Licenses to be assumed by the Debtors and assigned to the Purchaser either require no "cure" (as the Debtors have been current on all obligations subject to cure) or have been or will be "cured" as a condition to closing the Asset Sale;

         O. To the extent required, Purchaser, as assignee of the Toy Licenses, has and/or will provide adequate assurance of future performance within the requirements of 11 U.S.C.ss. 365(f)(2) to the various licensors of the Toy Licenses; and

         P. All licensors of the Toy Licenses whose consent is required for the Debtors to assume and assign any Toy License have given such consent.



 NOW, therefore, it is hereby ORDERED, ADJUDGED and DECREED that:

         1. Each item of relief requested by the Debtors in the Sale Motion is GRANTED;


         2. All objections to the Sale Motion, the Asset Sale or any other related relief requested by the Debtors that have not been withdrawn, waived or settled, and all reservations of rights included in such objections or otherwise, are OVERRULED on the merits subject to the agreements announced on the record in open Court in respect of the limited objections enumerated above;

         3. The Asset Sale, the Asset Purchase Agreement (as amended in the manner and to the extent as may have been announced on the record at the Final Sale Hearing, or thereafter in writing upon the mutual consent of the Purchaser, the Debtors and the Lenders, including, without limitation, (i) as to Alpha International, Inc., the waiver of Section 8.1 of the Asset Purchase Agreement with respect to the Termination Re-Engagement of Employees; (ii) Section 11.1(g) of the Asset Purchase Agreement with respect to Termination Event specified therein; and (iii) Section 2(a) of the Asset Purchase Agreement with respect to all cash and cash equivalents of UK Empire and all accounts receivable and promissory notes of UK Empire to be included in as assets to be sold in the asset Sale; and all transactions contemplated thereby, are APPROVED, and the Debtors are authorized, empowered and directed to perform their obligations under the Asset Purchase Agreement, and to take all necessary actions to effectuate the Asset Sale.

         4. The Debtors are hereby authorized, empowered and directed, pursuant to 11 U.S.C. ss.ss. 105(a), 363(b), 363(f), 363(m) and 365(a), to sell and transfer the Toy Assets and the HK Stock, and to assume and assign the Toy Licenses, to Purchaser pursuant to the terms, conditions and procedures set forth in the Sale Motion and the Asset Purchase Agreement, and good and valid title in such assets shall pass to Purchaser at closing, free and clear of any and all liens, claims and encumbrances, including, without limitation, mechanics' liens, materialmens' liens, other consensual and non-consensual liens, statutory liens, security interests, claims (as defined in 11 U.S.C. ss.
101), reclamation claims, mortgages, pledges, restrictions, hypothecations, charges, indentures, loan agreements, instruments, leases, licenses, options, rights-of-first-refusal, contracts, offsets, recoupment, rights of recovery, judgments, orders, claims for reimbursement, contribution, indemnity or exoneration, and decrees of any court or foreign or domestic governmental entity, interest, products liability, alter ego, environmental, successor liability, tax and any and all other liabilities and claims, to the fullest extent of the law, in each case whether secured or unsecured, noticed or unnoticed, choate or inchoate, filed or unfiled, scheduled or unscheduled, recorded or unrecorded, perfected or unperfected, allowed or disallowed, contingent or non-contingent, liquidated or unliquidated, matured or unmatured, material or non-material, disputed or undisputed, or known or unknown, whether arising prior to, on, or subsequent to the Petition Date, whether imposed by agreement, understanding, law, equity or otherwise;

         5. The Toy Licenses and the leases for the Debtors' New York City showroom and Delray Beach, Florida offices shall be deemed to be assumed and assigned by the Debtors to the Purchaser;

         6. To the extent required under applicable law, Purchaser shall provide adequate assurance of future performance within the requirements of 11 U.S.C.ss. 365(f)(2) to the licensors of any Toy License to be assumed by the Debtors and assigned to the Purchaser as part of the Asset Sale;

         7. Except as may otherwise be provided in this Order or in the Asset Purchase Agreement, as may be amended, all parties and/or entities asserting any claim, lien or encumbrance against any of the Toy Assets, the HK Stock or the Toy Licenses are hereby permanently enjoined and precluded from: (i) pursuing such claim, lien or encumbrance against the Toy Assets, the HK Stock or the Toy Licenses; (ii) asserting, commencing or continuing in any manner any action or claim against Purchaser (or any of its subsidiaries or affiliates) or any director, officer, agent, representative or employee of the Purchaser or any lender to or investor in the foregoing entities (collectively, the "Protected Parties") or against any Protected Party's assets or properties on account of such claim, lien or encumbrance; (iii) the enforcement, attachment, collection or recovery, by any manner or means, of any judgment, award or decree or order against the Protected Parties or any asset or properties of the Protected Parties on account of such claim, lien or encumbrance; (iv) creating, perfecting or enforcing any encumbrance of any kind against the Protected Parties or any properties or assets of the Protected Parties on account of such claim, lien or encumbrance;
(v) asserting any setoff, right of subrogation or recoupment of any kind against any obligations due to the Protected Parties on account of such claim, lien or encumbrance; and (vi) any action, in any manner, in any place whatsoever, affecting the Toy Assets, the HK Stock or the Toy Licenses that otherwise does not conform to or comply with the provisions of this Order, the Sale Motion or the Asset Purchase Agreement;

 8. As of the date of this Order, effective upon the occurrence of the Closing Date, the Purchaser shall be deemed to have released the Debtors, the Lenders and the Committee and their respective present and former directors, officers, employees, consultants, agents, representatives, financial advisors, attorneys and accountants from any and all claims or liabilities that the Purchaser may be entitled to assert, whether known or unknown, foreseen or unforeseen, existing or hereafter arising (a) based upon any act or occurrence or failure to act taken on or before the date of this Order arising out of the business affairs of the Debtors or their estates or the Toy Assets, the HK Stock or the Toy Licenses, and (b) based in whole or in part upon any act or omission, transaction or the occurrence taking place on or before the Closing Date of the Asset Sale in any way relating to the Debtors, the Debtors' Chapter 11 cases or the Asset Sale;

         9. Each and every federal, state and local governmental agency or department is hereby directed to accept any and all documents and instruments necessary and appropriate to consummate the transactions contemplated by the Asset Sale or the Asset Purchase Agreement;

         10. All entities who are presently, or on the date of the closing of the Asset Sale may be, in possession or control of some or all of the Toy Assets, the HK Stock or the Toy Licenses are hereby directed to surrender possession or control over such assets to the Purchaser on such Closing Date;

         11. With respect to employees and officers of the Debtors who will be employed by Purchaser following the Asset Sale, specifically, Eric Deininger, Linda Zant and any other former employee or officer of the Debtors who the Debtors, the Lenders or the Committee shall reasonably require for the purposes provided below (together, the "Former Officers and Employees"), the Purchaser shall make available the Former Officers and Employees to the Debtors, the Lenders and the Committee at the Debtors' reasonable expense, as may be reasonably necessary to assist the Debtors, the Lenders and the Committee in matters relating to the Asset Sale (including the transition of control from the Debtors to Purchaser), the administration of the Debtors Chapter 11 Cases, the closing of the Debtors' Chapter 11 Cases, and any other similar matter for which the Debtors, the Lenders or the Committee shall reasonably require the assistance of any Former Officer or Employee. Notwithstanding any provision contained in this Paragraph 11, Purchaser shall not be required to make available any Former Officer and Employee for more than ten (10) hours in one week (Sunday through Saturday), and Purchaser shall not be required to make available any Former Officer and Employee after September 30, 2001;

         12. During normal business hours, Purchaser shall allow the Debtors, the Lenders and the Committee access to all business records, books and other documents related to the Debtors and which are under the Purchaser's care, custody or control and which the Debtors, the Lenders and the Committee reasonably require in order to assist with matters relating to the Asset Sale (including the transition of control from the Debtors to Purchaser), the administration of the Debtors' Chapter 11 Cases, the closing of the Debtors' Chapter 11 Cases, and any other similar matter which the Debtors, the Lenders and the Committee shall reasonably require access to such records, books and documents. The Purchaser shall provide whatever assistance may be reasonably required to provide the Debtors, the Lenders and the Committee with such access.

         13. For the period beginning July 1, 2001 and ending on the Closing Date of the Asset Sale or upon a Termination of the Asset Purchase Agreement (in accordance with its terms) (or such later date as may be agreed to in writing by the Debtors, the Lenders and the Purchaser or ordered by this Court), the Purchaser shall provide insurance coverage, naming each the Debtors and the Lenders as a named insured or an additional named insured, for the following risks and/or exposures: (i) General Liability, (ii) Excess Liability, (iii) Primary Property, (iv) Excess Property, (v) Business Automobile, (vi) Workers' Compensation, (vii) Cargo, (viii) Foreign Liability, and (ix) Admitted Foreign Property

         14. The Purchaser, as a good-faith purchaser, is entitled to the full protections afforded under 11 U.S.C.ss.363(m);

         15. The Asset Sale approved by this Order shall not be subject to avoidance pursuant to 11 U.S.C.ss. 363(n);

         16. The Debtors shall be, and they hereby are, authorized and directed to take such actions as may be necessary to effectuate the terms and provisions of this Order;

         17. The Debtors and the Lenders are hereby authorized and empowered to execute and deliver any and all instruments as may be required to effectuate the terms of the Asset Purchase Agreement and this Order. The Asset Purchase Agreement and any related agreements, documents or other instruments may be modified, amended, or supplemented by the parties thereto, in a writing signed by all necessary parties and consented to by the Lenders in writing, and in accordance with the terms therefore without further order of this Court, provided that any such modification, amendment or supplement is not material;

         18. All of the terms and provisions of the Asset Purchase Agreement and this Order shall be binding in all respects upon, and shall inure to the benefit of the Purchaser, the Debtors, the Debtors' estates, and their successors and assigns including, without limitation, any chapter 11 trustee hereinafter appointed for the Debtors or any trustee appointed in a chapter 7 case if any of the Debtors' cases are converted from chapter 11, and this Order shall survive the appointment of such a trustee or the conversion of these cases to cases under chapter 7 of the Bankruptcy Code;

         19. Pursuant to the discretion afforded this Court by the provisions of Fed.R.Bankr.Pro. 7062, this Order shall be effective and enforceable immediately upon entry and the Closing shall take place as required by Section 4 of the Asset Purchase Agreement. The provisions of this Order are non-severable and mutually dependent;

         20. This Court shall retain exclusive jurisdiction to enforce the provisions of this Order and the Asset Purchase Agreement and to resolve any dispute concerning this Order, the Asset Purchase Agreement, the Asset Sale, or the rights and duties of the parties hereunder or thereunder or any of the issues relating to this Order, the Asset Purchase Agreement or the Asset Sale; and

         21. All of the proceeds derived from the Asset Sale upon occurrence of the Closing Date shall be remitted to the Lenders for application in reduction of their Pre-Petition Indebtedness, save and except the cash portion of the amounts the Lenders have agreed to set aside for the benefit of the Debtors' general unsecured creditors. Additionally, the Debtors shall retain and not remit to the Lenders the sum of $400,000.00 pending a determination by the Court of the amounts, if any, due Houlihan Lokey Howard & Zukin Capital.

         22. Notwithstanding anything in this Order or the Asset Purchase Agreement to the contrary, the Purchaser shall not acquire any right, title or interest in or to any assets or property sold by the Debtors to General Foam pursuant to the May 4, 2000 Asset Purchase Agreement between the Debtors and General Foam and nothing shall limit or effect General Foam's rights with respect to such assets and property.

         23. If the closing with Alpha International, Inc. is not timely concluded, the Debtors and the Lenders are authorized but not obligated, without further Order of this Court, to promptly conclude the Asset Sale with Lanard in accordance with the terms and conditions of agreed upon back-up bid in the amount of $5,200,000.00, provided, however, Lanard shall comply with all requirements of this Order and terms and conditions of the Asset Purchase Agreement, as amended.

         ORDERED in the Southern District of Florida on June 27, 2001.

                                            /S/ PAUL G.  HYMAN
                                            ------------------------------------
                                            HONORABLE PAUL G.  HYMAN
                                            UNITED STATES BANKRUPTCY JUDGE

Copy furnished to:
Brian K. Gart, Esq.
(Attorney Gart is directed to serve conformed copies of this Order upon all parties on the Master Service List immediately upon receipt thereof, and to file a Certificate of Service with the Court confirming such service.)

--------
1 Unless otherwise indicated, all capitalized terms shall have the meaning provided in the Sale Motion or in the Bidding Procedures Order.

2 The Committee has been granted an extension to the time of the Final sale Hearing to file and serve any objections it may have to the Asset Sale.

3 Where appropriate, findings of fact shall be construed as conclusions of law, and conclusions of law shall be construed as findings of fact.